Exhibit 99.1

LIBERTY GLOBAL SCHEDULES INVESTOR CALL
FOR FIRST QUARTER 2019 RESULTS

Denver, Colorado – March 27, 2019

Liberty Global plc (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced plans to release its first quarter 2019 results on Monday, May 6, 2019 after Nasdaq market close. You are invited to participate in its Investor Call, which will begin the following day at 09:00 a.m. (Eastern Standard Time) on Tuesday, May 7, 2019. During the call, management will discuss the Company’s results, and may provide other forward-looking information. Please dial in using the information provided below at least 15 minutes prior to the start of the call.

Domestic          800-289-0459            Conference Passcode     796794

International         +1 323-794-2558

In addition to the dial-in teleconference, a summary investor presentation and listen-only webcast will be available within the Investor Relations section of www.libertyglobal.com. The webcast will be archived in the Investor Relations section of the Company’s website for at least 75 days.

ABOUT LIBERTY GLOBAL

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is the world’s largest international TV and broadband company, with operations in 10 European countries under the consumer brands Virgin Media, Unitymedia, Telenet and UPC. We invest in the infrastructure and digital platforms that empower our customers to make the most of the video, internet and communications revolution. Our substantial scale and commitment to innovation enable us to develop market-leading products delivered through next-generation networks that connect 21 million customers subscribing to 45 million TV, broadband internet and telephony services. We also serve 6 million mobile subscribers and offer WiFi service through 12 million access points across our footprint.

In addition, Liberty Global owns 50% of VodafoneZiggo, a joint venture in the Netherlands with 4 million customers subscribing to 10 million fixed-line and 5 million mobile services, as well as significant investments in ITV, All3Media, ITI Neovision, LionsGate, the Formula E racing series and several regional sports networks.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations:	Corporate Communications:
Matt Coates +44 20 8483 6333	Molly Bruce +1 303 220 4202
John Rea +1 303 220 4238	Matt Beake +44 20 8483 6428